EXHIBIT 99.1



                         CERTIFICATION PURSUANT TO
                          18 U.S.C. SECTION 1350,
                          AS ADOPTED PURSUANT TO
                SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002



In connection with the Quarterly Report of Yocream International, Inc. (the Company) on Form 10-Q for the quarter ended April 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the Report), I, John
N. Hanna, Director, Chairman, and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

       (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

       (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.



/s/ John N. Hanna
-----------------
John N. Hanna
Chairman and Chief Executive Officer
Yocream International, Inc.
June 13, 2003